UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2005

SANGUI BIOTECH INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-21271                                                                               84-1330732
 (Commission File Number)                                               (IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany
(Address of Principal Executive Offices) (Zip Code)

011-49-2302-915-204
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 18, 2007, the Board of Directors of Sangui Biotech International, Inc. (“Company”) approved the engagement of the accounting firm of Moore & Associates, Chartered (“Moore & Associates”) as its independent registered public accounting firm effective immediately.  In connection with its choice of Moore & Associates, the Directors terminated HJ & Associates, LLC (“HJ & Associates”) who had previously been the Company’s independent registered public accounting firm.

The change in independent accountants did not result from any dissatisfaction with the quality of professional services rendered by HJ & Associates.

The audit reports of HJ & Associates on the Company’s financial statements for the fiscal years ended June 30, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the fiscal years ended June 30, 2004 and 2005 and the subsequent interim period prior to such dismissal, there were (1) no disagreements with HJ & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HJ & Associates, would have caused them to make reference thereto in their reports on the financial statements for such periods to the subject matter of the disagreement, and (2) no reportable events.

HJ & Associates has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter is included as exhibit 16.1 to this Report on Form 8-K.

Item 8.01 Press Release

On September 21, 2007, the Company issued a Press Release announcing the change in Auditors. A copy of the release is included as exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter re Change in Certifying Accountant

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date: September 21, 2006                                                   /s/ Wolfgang Barnikol
                                _______________________________________
By: Wolfgang Barnikol
Its:  President, CEO and CFO